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                                                                  Exhibit 5.a.1


                                  June 11, 2002


American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, Ohio 43215

Ladies and Gentlemen:

          We have acted as counsel to American Electric Power Company, Inc. a New York corporation (the "Company"), in connection with the Registration Statement on Form S-3 (Registration No. 333-86050), as amended by Amendment No. 1 thereto (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) 16,000,000 shares of Common Stock of the Company, par value $6.50 per share (the "Common Stock") and (ii) 6,000,000 9.25% Equity Units of the Company, consisting of (a) a Forward Purchase Contract (the "Forward Purchase Contracts") and (b) a 5.75% Senior Note (the "Senior Notes").

          The Senior Notes were issued under an Indenture dated as of May 1, 2001, as amended and supplemented by a Third Supplemental Indenture dated as of June 11, 2002 (the "Senior Indenture") between the Company and The Bank of New York, as Trustee (the "Senior Trustee"). The Forward Purchase Contracts were issued pursuant to a Forward Purchase Contract Agreement (the "Forward Purchase Contract Agreement") dated as June 11, 2002 between the Company and The Bank of New York, as Forward Purchase Contract Agent (the "Forward Purchase Contract Agent").

          We have examined the Registration Statement, a form of the share certificate, the Senior Indenture and the Forward Purchase Contract Agreement, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

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                                                                               2

          In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) the Senior Indenture is the valid and legally binding obligation of the Senior Trustee and (2) the Forward Purchase Contract Agreement is the valid and legally binding obligation of the Forward Purchase Contract Agent.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

          1. The Common Stock is validly issued, fully paid and nonassessable.

          2. Assuming the due authentication thereof by the Senior Trustee, the Senior Notes constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          3. Assuming the due authentication thereof by the Forward Purchase Contract Agent, the Forward Purchase Contracts constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          Our opinions set forth in paragraph 2 and 3 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

          We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.

          We hereby consent to the filing of this opinion letter as Exhibit 5.a.1 to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.

                                            Very truly yours

                                            SIMPSON THACHER & BARTLETT